CONSENT OF IAN BERNARDO

I consent to all references to my name and any quotation from, or summarization of, the technical report summary entitled "Vara Mada Project (Formerly known as the Toliara Project) Feasibility Study" dated December 5, 2025 and effective as of June 30, 2025 (the "Technical Report"), included or incorporated by reference in:

i. the Current Report on Form 8-K (the "Form 8-K") of Energy Fuels Inc. (the "Company") being filed with the United States Securities and Exchange Commission, and the references to my name in connection therewith, to which this consent is filed as an exhibit;

ii. the Company's Form S-3 Registration Statements (File Nos. 333-226878 and 333-278193), and any amendments or supplements thereto; and

iii. the Company's Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments or supplements thereto.

I further consent to the filing of the Technical Report as an exhibit to the Form 8-K.

/s/ Ian Bernardo
Ian Bernardo, B.Eng (Mechanical), MIEAust

Date: January 13, 2026